Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Western Asset High Income Opportunity Fund Inc.:

We consent to the use of our report dated November 19, 2015, with respect to the financial statements of Western Asset High Income Opportunity Fund Inc. as of September 30, 2015, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

May 16, 2016